

<ARTICLE>                     5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>                     0000857264
<NAME>                        Krupp Government Income Trust

<PERIOD-TYPE>                   12-Mos
<FISCAL-YEAR-END>               Dec-31-1998
<PERIOD-END>                    Dec-31-1998
<CASH>                          9,004,397
<SECURITIES>                    156,500,763<F1>
<RECEIVABLES>                   1,057,365
<ALLOWANCES>                    0
<INVENTORY>                     0
<CURRENT-ASSETS>                4,859,164<F2>
<PP&E>                          0
<DEPRECIATION>                  0
<TOTAL-ASSETS>                  171,421,689
<CURRENT-LIABILITIES>           5,773,669
<BONDS>                         0
<PREFERRED-MANDATORY>           0
<PREFERRED>                     0
<COMMON>                        164,742,014
<OTHER-SE>                      872,776<F4>
<TOTAL-LIABILITY-AND-EQUITY>    171,421,689
<SALES>                         0
<TOTAL-REVENUES>                21,922,286<F5>
<CGS>                           0
<TOTAL-COSTS>                   0
<OTHER-EXPENSES>                7,085,465<F6>
<LOSS-PROVISION>                0
<INTEREST-EXPENSE>              0
<INCOME-PRETAX>                 14,836,465
<INCOME-TAX>                    0
<INCOME-CONTINUING>             14,836,465
<DISCONTINUED>                  0
<EXTRAORDINARY>                 0
<CHANGES>                       0
<NET-INCOME>                    14,836,465
<EPS-PRIMARY>                   0
<EPS-DILUTED>                   0

<F1> Includes Participating Insured Mortgage Investments ("PIMIs") (insured mortgages of $75,386,460 and Additional Loans of $11,243,862), Participating Insured Mortgages ("PIMs") of $47,737,583 and Mortgage-backed Securities ("MBS") of $22,132,858.

<F2> Includes prepaid acquisition fees and expenses of $9,570,796 net accumulated amortization of $6,125,191 and prepaid participation servicing fees of $3,190,184 net of accumulated amortization of $1,776,625.

<F3> Includes deferred income on Additional Loans of $5,773,669.

<F4> Unrealized gain on MBS.

<F5> Represents interest income on investments in mortgages and cash.

<F6> Includes $2,114,346 for impaired mortgage loans and $2,998,705 of amortization of prepaid fees and expenses.


